Exhibit 99.1

Appendix 4C

Quarter Ended 30 September 2014

San Diego, California and Sydney, Australia (Friday, 31 October 2014, AEDT) — REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 30 September 2014. The Appendix 4C is unaudited.

Third Quarter Highlights

During the third quarter of 2014, the Company’s operating activities focused on the development and testing of its FantomTM scaffold, a next generation drug-eluting bioresorbable coronary scaffold, in preparation of planned clinical studies of the scaffold. Fantom utilizes REVA’s advanced proprietary polymer that allows for thinner strut thickness, enhanced deliverability, and a unibody design, while maintaining its unique radiopaque properties (visibility under x-ray).

During the third quarter, the Company continued its efforts to prepare for the clinical study of Fantom. It is qualifying up to 30 clinical sites in Brazil and Europe, as well as contracting with hospitals and providing the data and documentation for regulatory approvals. First implants with Fantom are planned during the Company’s fourth quarter.

Appendix 4C

As of 30 September 2014, the Company’s cash balance was US$6,297,000. The current quarter end cash balance reflects a decrease of US$2,682,000 from the 30 June 2014 quarter end balance of US$8,979,000, primarily as a result of expenditures related to normal operating activities.

The Company plans to file its Form 10-Q Quarterly Report (the “Quarterly Report”) with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or before 7 November 2014. The Quarterly Report provides financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations, for the quarter ended 30 September 2014.

REVA’s quarterly briefing call is scheduled for 9:00 a.m. AEDT on Wednesday, 12 November 2014 (which is 2:00 p.m. US PST on Tuesday, November 11, 2014). The Company’s Chairman and Chief Executive Officer, Robert Stockman, will host the call and provide an operational update and financial results through 30 September 2014. Call-in details will be provided approximately one week ahead of the call.

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX)  • www.revamedical.com

AUSTRALIAN OFFICE:  Level 2, Suite 2, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9229 2700 • +61 9229 2727 (FAX)

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

About REVA

REVA is a development stage medical device company located in San Diego, California, USA, that is focused on the development, testing, and eventual commercialization of its proprietary bioresorbable stents, which are called “scaffolds” because of their temporary nature. The Company’s scaffolds are being developed as an alternative to metal stents, which are small tube-like devices permanently implanted into an artery to treat coronary artery disease. Scaffolds provide restoration of blood flow, support the artery through the healing process, then disappear (or “resorb”) from the body over a period of time. This resorption allows the return of natural movement and function of the artery, a result not attainable with permanent metal stents. The Company has conducted clinical studies of its scaffold technologies; a total of 112 patients were enrolled in its most recent clinical trial in Australia, Brazil, Europe, and New Zealand, with enrollment completed during January 2014. The patients in this trial will be followed for a total of five years, with primary data to be obtained at nine and 12 months. The Company is now developing and testing its FantomTM scaffold, with initial human implants planned for late 2014 at multiple centers in Brazil and Europe. The Fantom scaffold has been designed to offer distinct ease-of-use features including complete scaffold visibility under x-ray, expansion with one continuous inflation, no procedural time limitations, and standard storage and handling. REVA will require successful clinical results and regulatory approval before it can commercialize Fantom or any of its other products.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to raise financing to fund our operations on terms favorable to us or at all, our ability to obtain the regulatory approvals, our ability to timely and successfully complete our clinical trials, our ability to protect our intellectual property position, our ability to commercialize our products if and when approved, our ability to develop and commercialize new products, and our estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 17, 2014. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Inteq Limited	Buchan Consulting
Cheryl Liberatore	Kim Jacobs	Rebecca Wilson
Director, Investor Relations	+61 2 9229 2700	+61 3 9866 4722
+1 858-966-3045		Annabel Murphy
+61 2 9237 2800

2

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10

Name of entity
REVA Medical, Inc.

ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	30 September 2014

Consolidated statement of cash flows

Cash flows related to operating activities		Current Quarter (Q3) $’000 USD	Year to date (9 months) $’000 USD
1.1	Receipts from customers	0	0

1.2	Payments for (a) staff costs	(1,344)	(6,550)
	(b) advertising and marketing	0	0
	(c) research and development	(1,401)	(5,599)
	(d) leased assets	0	0
	(e) other working capital	(549)	(1,979)
1.3	Dividends received	0	0
1.4	Interest and other items of a similar nature received	3	8
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Other (provide details if material)	0	0
	Net operating cash flows	(3,291)	(14,120)

+ See chapter 19 for defined terms.

17/12/2010

		Current Quarter (Q3) $’000 USD	Year to date (9 months) $’000 USD
1.8	Net operating cash flows (carried forward)	(3,291)	(14,120)

	Cash flows related to investing activities
1.9	Payment for acquisition of:
	(a) businesses (item 5)	0	0
	(b) equity investments	0	0
	(c) intellectual property	0	0
	(d) physical non-current assets	(46)	(383)
	(e) other non-current assets	0	0
1.10	Proceeds from disposal of:
	(a) businesses (item 5)	0	0
	(b) equity investments	0	0
	(c) intellectual property	0	0
	(d) physical non-current assets	0	0
	(e) other non-current assets	0	0
1.11	Loans to other entities	0	0
1.12	Loans repaid by other entities	0	0
1.13	Other: maturities of Certificates of Deposit	745	1,492
	Net investing cash flows	699	1,109
1.14	Total operating and investing cash flows	(2,592)	(13,011)

	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	53	222
1.16	Proceeds from sale of forfeited shares	0	0
1.17	Proceeds from borrowings	0	0
1.18	Repayment of borrowings	0	0
1.19	Dividends paid	0	0
1.20	Other (costs of financing transaction)	(143)	(143)
	Net financing cash flows	(90)	79

	Net increase (decrease) in cash held	(2,682)	(12,932)

1.21	Cash at beginning of quarter/year to date	8,979	19,229
1.22	Exchange rate adjustments to item 1.20	0	0
1.23	Cash at end of quarter	6,297	6,297

+ See chapter 19 for defined terms.

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

			Current Quarter (Q3) $’000 USD
1.24	Aggregate amount of payments to the parties included in item 1.2		134
1.25	Aggregate amount of loans to the parties included in item 1.11		0

1.26	Explanation necessary for an understanding of the transactions
	Australian Director fees (2 non-executive directors)	20
	U.S Director fees (3 non-executive directors)	28
	U.S. Director salary (1 executive director)	86

Non-cash financing and investing activities

2.1                               Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

N/A

2.2                               Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD
3.1	Loan facilities	0	0
3.2	Credit standby arrangements	0	0

+ See chapter 19 for defined terms.

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current Quarter (Q3) $’000 USD	Previous Quarter (Q2) $’000 USD
4.1	Cash on hand and at bank	23	18
4.2	Deposits at call (including time deposits)	6,274	8,961
4.3	Bank overdraft	0	0
4.4	Other (provide details)	0	0
	Total: cash at end of quarter (item 1.23)	6,297	8,979

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	N/A	N/A
5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal
5.4	Total net assets
5.5	Nature of business

Compliance statement

1                     This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2                     This statement does give a true and fair view of the matters disclosed.

Sign here:	/s/ Katrina L. Thompson	Date: 31 October 2014
(Chief Financial Officer/Company Secretary)

Print name: Katrina L. Thompson

+ See chapter 19 for defined terms.

Notes

1.                                     The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position.  An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.                                     The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.                                     Accounting Standards.  ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities.  If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.